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CUSIP NO. 125965103               SCHEDULE 13D

                                   EXHIBIT B

                             JOINT FILING AGREEMENT

         We, the signatories of Amendment 2 to the statement on Schedule 13D filed with respect to the Common Stock of CSK Auto Corporation to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) of the Securities Exchange Act of 1934.

Dated: January 31, 2004

                                             INVESTCORP, S.A.
                                             /s/ Mufeed Rajab
                                             ___________________________________
                                             Name: Mufeed Rajab
                                             Title: Authorized Representative

                                             SIPCO LIMITED

                                             /s/ CIP Limited
                                             ___________________________________
                                             Name: CIP Limited
                                             Title: Alternate Director

                                             INVESTCORP CSK HOLDINGS L.P.

                                             /s/ Gila Limited
                                             ___________________________________
                                             Name: Gila Limited
                                             Title: General Partner